UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/12/2008

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34143

Delaware	77-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd. San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2008, Fred Reichheld was appointed to our Board of Directors. Mr. Reichheld will serve as a Class I director and will stand for reelection at the 2009 annual meeting of stockholders. Mr. Reichheld was also appointed as Chairman of our Strategy and Service Committee.

Mr. Reichheld will enter into our form of indemnification agreement for directors in connection with his membership on the board. Additionally, Mr. Reichheld will be eligible to receive quarterly and annual cash and/or stock awards pursuant to our director compensation program.

On November 20, 2008, we issued a press release announcing the appointment of Fred Reichheld to our board of directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release of Rackspace Hosting, Inc., dated November 20, 2008, announcing the appointment of Fred Reichheld to its board of directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date: November 20, 2008	By:	/s/ Bruce Knooihuizen
Bruce Knooihuizen
Senior Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of Rackspace Hosting, Inc., dated November 20, 2008, announcing the appointment of Fred Reichheld to its board of directors.